SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:

          [  ]  Preliminary Proxy Statement
          [X]   Definitive Proxy Statement
          [  ]  Definitive Additional Materials
          [  ]  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12


                                SUPERIOR ENERGY SERVICES, INC.
                      (Name of Registrant as Specified In Its Charter)

                                   BOARD OF DIRECTORS
                               SUPERIOR ENERGY SERVICES, INC.
                       (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (Check appropriate box):

          [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                14a-6(j)(2).
          [  ]  $500 per each party to the controversy pursuant to Exchange
                Act Rule 14a-6(i)(3).
          [  ]  Fee  computed  on  table  below per Exchange Act Rules 14a-
                6(i)(4) and 0-11.

                1)    Title   of  each  class  of   securities   to   which
                      transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3)    Per  unit  price  or  other   underlying   value   of
                      transaction computed pursuant to Exchange Act Rule 0-
                      11:1

                4)    Proposed maximum aggregate value of transaction:


                Set forth amount on which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

                1)    Amount Previously Paid:

                2)    Form, Schedule or Registration Statement No.:

                3)    Filing Party:

                4)    Date Filed

                            SUPERIOR ENERGY SERVICES, INC.

                                 1503 Engineers Road
                        Belle Chasse, Louisiana 70037

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          To the Holders of Common Stock of Superior Energy Services, Inc.:

               The annual meeting (the "Meeting") of stockholders of Superior Energy Services, Inc. (the "Company") will be held in the Company's executive offices at 1503 Engineers Road, Belle seChaseChasse, Louisiana, on Wednesday, September 25, 1996, at 10:00 a.m., New Orleans time, to elect directors and to transact such other business as may properly come fbeoffore the meeting and any adjournements thereof.

               Only holders of record of the Company's Common Stock at the close of business on August 7, 1996, are entitled to notice of and to vote at the annual meeting.

               Even if you now expect to attend the Meeting, you are requested to mark, sign, date, and return the accompanying proxy in the enclosed addressed, postage-paid envelope. If you attend the Meeting, you may vote in person, whether or not you have sent in your proxy. A proxy may be revoked at any time prior to the voting thereof.



                                      By Order of the Board of Directors


                                              /s/ Carolyn Plaisance
                                              Carolyn Plaisance
                                                  Secretary
          Belle Chasse, Louisiana
          August 21, 1996

                           Superior Energy Services, Inc.
                               1503 Engineers Road
                        Belle Chasse, Louisiana  70037

                                   Proxy Statement

                            Annual Meeting of Stockholders

                                  September 25, 1996

               This Proxy Statement is furnished to the stockholders of Superior Energy Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on September 25, 1996, at the time and place set forth in the accompanying notice and any adjournment thereof.

               Only stockholders of record as of the close of business on August 7, 1996 (the "Record Date"), are entitled to notice of and to vote at the Meeting. As of the Record Date, 17,597,045 shares of common stock, $.001 par value per share (the "Common Stock"), were outstanding, each of which is entitled to one vote.

               A stockholder may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

               This Proxy Statement is first being mailed to stockholders on or about August 219, 1996, and the cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

          Reorganization

          On December 13, 1995, the Company consummated a share exchange (the "Reorganization") whereby it (i) acquired all of the outstanding capital stock of Superior Well Service, Inc., Connection Technology, Ltd. and Superior Tubular Services, Inc. (collectively, "Superior") in exchange for 8,400,000 shares of Common Stock and (ii) acquired all of the outstanding capital stock of Oil Stop, Inc. ("Oil Stop") in exchange for 1,800,000 shares of Common Stock and $2.0 million cash payable on January 2, 1996.

          Change in Registrant's Certifying Accountant

               Following the closing of the Reorganization, on December 13, 1995, the Company's Board of Directors replaced Marcus, Fairall, Bristol & Co., LLP with KPMG Peat Marwick LLP as the Company's independent public accountants. The report of Marcus, Fairall, Bristol & Co., LLP on the Company's predecessor's financial statements as of and for the years ended August 31, 1994 and 1995 did not contain an adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope or accounting principles. There were no disagreements with Marcus, Fairall, Bristol & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure at the time of this change of independent public accountants or with respect to the Company's predecdessor's financial statements as of and for the year ended August 31, 1995. Prior to retaining KPMG Peat Marwick LLP, the Company had not consulted with KPMG Peat Marwick LLP regarding accounting principles.


                                ELECTION OF DIRECTORS

          Voting Procedure

               The Company's Bylaws authorize the Board to fix the number of directors at not less than three nor more than eleven. Pursuant thereto, the Board has fixed the number of directors to be elected at the Meeting at seven, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the seven incumbent directors named below to serve until the next annual meeting and until their successors are duly elected and qualified.

               The holders of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting.

               Votes cast at the Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. Abstentions and broker non-votes will not affect the determination of a quorum. Therefore, shares of Common Stock present at the Meeting as to which abstentions are properly cast or which are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

               Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect upon the election of directors.

          Information About Directors and Executive Officers

               The following table sets forth certain information as of August 1, 1996, about the directors and executive officers of the Company. Each incumbent director has been nominated for re-election.


                 Name and Age                Position
           Age

           Terence E. Hall, 51          Chairman of the Board,
                                        Chief Executive Officer,
                                        President and Director

           Ernest J. Yancey, Jr. 47     Vice President and Director

           James E. Ravannack, 35       Vice President and Director

           Richard J. Lazes, 48         President of Oil Stop and Director

           Kenneth C. Boothe, 51        Vice President and Director

           Bradford Small, 33           Director

           Justin L. Sullivan, 56       Director

           Robert S. Taylor, 42         Chief Financial Officer



          Terence E. Hall has served as the Chairman of the Board, Chief Executive Officer, President and a Director of the Company since the consummation of the Reorganization. Since 1989, he has served as President and Chief Executive Officer of each of Superior Well Service, Inc., Connection Technology, Ltd. and Superior Tubular Services, Inc.

          Ernest J. Yancey, Jr. has served as a Vice President and Director of the Company since the consummation of the Reorganization. Since 1989, he has served as Vice President - Operations of Superior Well Service, Inc.

          James E. Ravannack has served as a Vice President and Director of the Company since the consummation of the Reorganization. Since, 1989, he has served as Vice President - Sales of Superior Well Service, Inc.

          Richard J. Lazes has served as a Director of the Company since the consummation of the Reorganization. Mr. Lazes founded Oil Stop in May 1990 and has served as its President since then.

          Kenneth C. Boothe has served as a director since 1991. Mr. Boothe served as Chief Executive Officer and President of the
          Company from October 1993 until the consummation of the Reorganization and as President of the Company's operating subsidiary, Small's Fishing & Rental, Inc. until May of 1996. Mr. Boothe is now the senior partner with Boothe, Vassar, Fox & Fox, certified public accountant's , Big Spring, Texas.

          Bradford Small has served as a Director of the Company since December 1993. From 1989 to January 1991, Mr. Small served as a minister of the Southern Hills Church of Christ in Abilene, Texas. From January 1991 until May 1995 he served as minister of Western Hills Church of Christ in Amarillo, Texas. From May 1995 to May 1996 he served as minister of Highlands Church of Christ in Lakeland, Florida. From May 1996 to the present, Mr. Small ihas served as minmiister of Amarillo DouyhSouth Church of Christ in Amarillo, Texas.

          Justin L. Sullivan has served as a Director of the Company since consummation of the Reorganization. Mr. Sullivan has been a business consultant to various companies since May 1993. From October 1992 to May 1993, Mr. Sullivan served as President of Plywood Panels, Inc., a manufacturer and distributor of plywood paneling and related wood products. From 1967 to September 1992 he served as Vice-President, Treasurer and Director of Plywood Panels, Inc. and its predecessor entities.

          Robert S. Taylor has served as Chief Financial Officer since March 1996. From May 1994 to January 1996, he served as Chief Financial Officer of Kenneth Gordon (New Orleans), LTD. From November of 1989 to May 1994 he served as Chief Financial Officer of Plywood Panels, Inc., a manufacturer and distributor of plywood paneling and related wood products. Prior thereto, Mr. Taylor served as controller for Plywood Panels, Inc. and Corporate Accounting Manager of D.H. Holmes Company, Ltd.

               During 1995, following the Reorganization the Board held one meeting. Each incumbent director of the Company attended this meeting.

               The Board has an Audit and Compensation Committee, but the Board does not have a nominating committee. The current members of the Audit Committee are Messrs. Small, Sullivan and Hall. The Audit Committee, which did not meet following the Reorganization during 1995, is responsible for (i) making recommendations to the Board concerning the engagement of the Company's independent public accountants, (ii) consulting with the independent public accountants with regard to the plan of audit, (iii) consulting with the Company's chief financial officer of the Company on any matter the Audit Committee or the chief financial officer deems appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of the Company by its independent public accountants, (v) reviewing all related party transactions and all other potential conflict of interest situations,
          (vi) discussing audit recommendations with management and reporting the results of its reviews to the Board and (vii) performing such other functions as may be prescribed by the Board.

               The current members of the Compensation Committee are Messrs. Sullivan and Small. The Compensation Committee did not meet following the Reorganization during 1995. The Compensation Committee is responsible for administering the Company's stock incentive plans and performing such other functions as may be prescribed by the Board.

          Director Compensation

               Each director is paid a director's  fee  of  $250  for  each
          Board and committee meeting attended. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings.

                  PRINCIPAL STOCKHOLDERS AND SIGNIFICANT STOCKHOLDERS

               The following table indicates the beneficial ownership, as of August 1, 1996, of Common Stock for each director, executive officer, disclosed under the heading "Exectuutive Compensation and Certain Transactions -- Summary of Executive Compensation.," executive officer, each person known by the Company to own more than 5% of the outstanding shares of the Common Stock, and of all directors and executive officers of the Company as a group. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

              Name of              Amount and Nature
          Beneficial Owner<F1> of Beneficial Ownership<F1> Percentage of Class

          Terence E. Hall<F2>        3,584,000<F3>               20.3%

          Ernest J. Yancey, Jr.<F2>  2,416,000<F3>               13.7%

          James E. Ravannack<F2>     2,424,000<F3>               13.7%

          Richard J. Lazes           1,800,000                   10.2%
          804 First Avenue
          Harvey, Louisiana  70058

          Kenneth C. Boothe           165,944<F4>                   *
          1001 East FM 700
          Big Spring, Texas  79720

          Bradford Small               25,000<F5>                  *
          4101 W. 45th, #2004
          Amarillo, Texas   79109

          Justin L. Sullivan               --                    *
          100 Napoleon Avenue
          New Orleans, Louisiana  70115

          All directors, executive officers and10,522,944     59.34%
          5% stockholders as a group
          _________________________
          *     Less than 1%.

          <F1>  Beneficial ownership has been determined in accordance with
                Rule 13d-3 under the Securities Exchange Act of 1934.

          <F2>  Messrs. Hall's, Yancey's and Ravannack's mailing address is
                1503   Engineers   Road,  Belle  sseChaseChasse,  Louisiana
                70037.

          <F3>  Represents  25,000 shares  of  Common  Stock  that  may  be acquired upon the exercise of warrants.

          <F4>  Represents 42,000  shares  of  Common Stock owned outright,
                41,926 shares of Common Stock held in a trust, of which Kenneth Boothe is the sole voting trustee, 57,018 shares of Common Stock held in a corporation for the benefit of Darnell Small, Kenneth Boothe and Bradford Small with respect to which Kenneth Boothe has the sole voting discretion and 25,000 shares of Common Stock subject to issuance upon the exercise of options.

          <F5>   Represents 25,000 Common Sshares of Common Stock that
                 may be acquired upon the exercise of warrants. Does not include 441,926 Common Sshares of Common Stock held in a trust for the benefit of Mr. Small and his siblings, of which Kenneth Boothe is the sole voting trustee, or and 57,018 Common shares of Common Stock held in a corporation for the benefit of Darnell Small, Small , Kenneth Boothe and Bradford Small with respect to twhich Kenneth Boothe has the sole voting discretion as to which Mr. Small disclaims beneficial ownership.

                             _________________________


                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

          Summary of Executive Compensation

               The following table summarizes, for each of the three fiscal years in the three year period ended December 31, 1995, the compensation of the Company's Chief Executive Officer and the most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 in all the capacities in which they served (the "Named Executive Officers").

                                    SUMMARY COMPENSATION TABLE

                                              Annual Compensation                  Long Term Compensation
                                         _____________________________    __________________________________________

                                                                                    No. of
                                                                                    Shares
                                                              Other     Restricted Underlying               All
                                                              Annual       Stock   Options/    LTIP        Other
Name and Principal Position    Year      Salary     Bonus   Compensation   Awards    SARs    Payouts    Compensation
____________________________   _____    ________  _________ _____________  _______  ______   ________   _____________
Terence E. Hall                1995     $ 12,500       --         --         --       --        --           --

Kenneth C. Boothe              1995      120,000       --         --         --       --        --           --

CFO, Secretary, Treasurer      1994      120,000       --         --         --       --        --           --

CFO, Secretary, Treasurer<F3>  1993       75,000       --         --         --       --        --           --

<F1> Terence Hall became Chairman of the Board, CEO and President on December 13, 1995 upon consummation of the Reorganization.
<F2> Kenneth Boothe served as president and CEO until consummation of the Reorganization on December 13, 1995.
<F3> Became President and CEO in October 1993.

___________________________

               In connection with the Reorganization, the Company entered into employment agreements with each of Terence E. Hall, Kenneth
          C. Boothe, Ernest J. Yancey, Jr., James E. Ravannack, Kenneth Blanchard and Richard J. Lazes (the "Executives"), providing for minimum annual salaries of $300,000, $120,000, $120,000,
          $120,000, $120,000 and $162,500 respectively, with 5% increases over and above the preceding year's salary during the term of the agreement. Under the employment agreements, Messrs. Hall, Yancey, Ravannack and Blanchard were granted ten-year options to purchase 44,000, 44,000, 44,000 and 18,000 Common Shares, respectively, at $2.53 per share. Under the agreements, the Executives will also be provided with benefits under any employee benefit plan maintained by the Company for its employees generally, or for its executives and key management employees in particular, on the same terms as are applicable to other senior executives of the Company. Mr. Boothe 's employment agreement was terminated in May 1996.

               In addition to annual compensation and benefits, each of Messrs. Hall, Yancey, Ravannack and Blanchard will receive an annual bonus calculated as a percentage of the Company's year-end pre-tax, pre-bonus annual income ("Company's Income") and Mr. Lazes will receive an annual bonus calculated as a percentage of Oil Stop's year-end pre-tax, pre-bonus annual income ("Oil Stop's Income"). Mr. Hall's bonus will be in an amount equal to 1% of the Company's Income if the Company's Income is greater than $1.8 million but less than or equal to $2.0 million, 2% of the Company's Income if the Company's Income is greater than $2.0 million but less than or equal to $2.25 million, or 3% of the Company's Income if the Company's Income is greater than $2.25 million. The bonus for each of Messrs. Yancey, Ravannack and Blanchard will be in an amount equal to .443% of the Company's Income if the Company's Income is greater than $1.8 million but less than or equal to $2.0 million, .886% of the Company's Income if the Company's Income is greater than $2.0 million but less than or equal to $2.25 million, or 1.33% of the Company's Income if the Company's Income is greater than $2.25 million. Mr. Lazes' bonus will be in an amount equal to 5% of Oil Stop's Income that is greater than $1.0 million but less than or equal to $1.5 million, 7.25% of Oil Stop's Income that is greater than $1.5 million but less than or equal to $2.0 million, and 10% of Oil Stop's Income that is greater than $2.0 million.

               The term of the employment agreements, except for Mr. Hall's agreement, will continue until December 13, 1998 unless earlier terminated as described below. The term of Mr. Hall's employment agreement will continue until December 13, 2000 unless earlier terminated as described below. The term of Mr. Hall's agreement will automatically be extended for one additional year unless the Company gives at least 90 days' prior notice that it does not wish to extend the term.

               Each employment agreement provides for the termination of the Executive's employment: (i) upon the Executive's death; (ii) by the Company or the Executive upon the Executive's disability;
          (iii) by the Company for cause, which includes willful and continued failure substantially to perform the Executive's duties, or willful engaging in misconduct that is materially injurious to the Company, provided, however, that prior to termination, the Board of Directors must find that the Executive was guilty of such conduct; or (iv) by the Executive for good reason, which includes a failure by the Company to comply with any material provision of the agreement that has not been cured after ten days' notice. For a period of two years after any termination, the Executive will be prohibited from competing with the Company.

               Upon  termination  due to death or disability,  the  Company will pay the Executive all compensation owing through the date of termination and a benefit in an amount equal to nine-month's salary. Upon termination by the Company for cause or for termination by the Executive for other than good reason, the Executive will be entitled to all compensation owing through the date of termination. Upon termination by the Executive for good reason, the Executive will be entitled to all compensation owing through the date of termination plus his current compensation and the highest annual amount payable to Executive under the Company's compensation plans multiplied by the greater of two or the number of years remaining in the term of the Executive's employment under the agreement. In addition, if the termination arises out of a breach by the Company, the Company will pay all other damages to which the Executive may be entitled as a result of such breach.

          1991 Stock Incentive Plan

               In May 1991, the Company adopted a Stock Option Plan ("1991 Option Plan") which, provides for the issuance of options to acquire 75,000 Common shares. Options issued under the 1991 Option Plan may be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, as well as non-statutory stock options, and may be granted to officers, directors, employees, consultants and agents as selected by the Board of Directors. The 1991 Option Plan provides, among other things, that (i) the option price may not be less than the greater of the fair market value of the Common Shares on the date of the grant or $5.00 and (ii) options may not be granted to persons who hold 10% or more of the outstanding Common Shares on the date of a proposed grant. Options granted shall be exercisable for not more than ten years and may not be transferred by the optionee other than by will or the laws of descent and distribution. No options under the 1991 Option Plan have been granted.

          1995 Stock Incentive Plan

               In October 1995, the Company adopted the 1995 Stock Incentive Plan (the "Incentive Plan") to provide long-term incentives to its key employees, including officers and directors who are employees of the Company (the "Eligible Employees"). Under the Incentive Plan, which is administered by the Compensation Committee of the Board of Directors ("Committee"), the Company may grant eligible employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof (the "Incentives"). The Committee establishes the exercise price of any stock options granted under the Incentive Plan, provided that the exercise may not be less than the fair market value of a Common Share on the date of grant. The option exercise price may be paid in cash, in Common Shares held for at least six months, in a combination of cash and Common Shares, or through a broker-assisted exercise arrangement approved by the Committee.

               A total of 600,000 Common Shares are available for issuance under the Incentive Plan. Incentives with respect to no more than 200,000 Common Shares may be granted to any single Eligible Employee in one calendar year. Proportionate adjustments will be made to the number of Common Shares subject to the Incentive Plan, including the shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Shares. In the event of such adjustments, the purchase price of any outstanding option will be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustments.

               All   outstanding   Incentives   will  automatically  become
          exercisable and fully vested and all performance criteria will be deemed to be waived by the Company upon (a) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity, (b) the sale of all or substantially all of the assets of the Company, (c) a liquidation or dissolution of the Company, (d) a person or group of persons other than any employee benefit plan or the Company becoming the beneficial owner of 30% or more of the Company, voting stock or
          (e) the replacement of a majority of the Board in a contested election (a "Significant Transaction"). The Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including requiring that outstanding options remain exercisable only for a limited time, providing for mandatory conversion of outstanding options in exchange for either cash payment or Common Shares, making equitable adjustments to Incentives or providing that outstanding options will become options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the options had been exercised.

               Subject to certain adjustments, Incentives with respect to 100,000 Common Shares under the Incentive Plan are reserved for grant to employees of Oil Stop, subject to the discretion of the Committee to award such Incentives.

          1995 Stock Option and Stock Appreciation Right Grants

               The following table contains information concerning the grant of stock options and stock appreciation rights ("SARs") to the Named Executive Officers during 1995.


                           1995 STOCK OPTION AND SAR GRANTS


                                  % of Total
                                 Options/SARs
                     Underlying   Granted to
                     Options/SARs  Employees Exercise or
       Name            Granted     in 1995   Base Price     Expiration Date
__________________   __________    ________  ___________    ________________

Terence E. Hall           44,000      29%      $2.53        December 13, 2005
Kenneth C. Boothe           --        --         --             --



          Certain Relationships and Related Transactions

               In November 1994, Bradford Small loaned to the Company $150,000 payable on demand. In January 1995, Small's raised $600,000 in which it issued six units, each unit consisting of a $100,000 secured promissory note bearing interest at the rate of 10.5% per annum and warrants to purchase 16,667 shares of Common Stock at $1.00 per Common Share. Mr. Small exchanged the demand loan into one and one half of the units issued in this financing. This loan was repaid from the net proceeds of the Company's offering of Common Stock in December 1995.

               In October 1994, the Company entered into a lease purchase for blow out preventors with Kenneth Boothe. Payments on the lease amounted to $38,000 in 1995. The Company paid Mr. Boothe lease payments of $45,000 in 1995 and 1994, respectively, for an office. The Company negotiated with Mr. Boothe for the cancellation of this lease in the amount of $125,000 as of December 31, 1995.

               The Company paid Justin Sullivan, a director, consulting fees of $25,000 in 1995 and $23,000 in 1994. The Company also paid Richard Lazes, a director, $2,400 for rent in 1995. The Company is obligated to make such rent payments in the future as follows: $46,200 in 1996, $46,200 in 1997 and $46,200 in 1998.


                                 RELATIONSHIP WITH INDEPENDENT
                                       PUBLIC ACCOUNTANTS

               KPMG Peat Marwick LLP has been selected by the Board of Directors to serve again in that capacity for the fiscal year ending December 31, 1996. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting, will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions.

                                 PROXY
                      SUPERIOR ENERGY SERVICES, INC.
        Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on September 25, 1996

The undersigned hereby appoints Terence E. Hall proxy for the undersigned, with full power of substitution, to vote all shares of voting common stock of Superior Energy Services, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders to be held September 25, 1996, and any adjournments thereof with respect to the following matter:

Election of Directors:
Terence E. Hall   James E. Ravannack   Kenneth C. Boothe   Justin L. Sullivan
Ernest J. Yancey  Richard J. Lazes     Bradford Small

Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

1.   Election of Directors

[   ] FOR all nominees listed below (except    [  ] WITHHOLD AUTHORITY
      as marked to the contrary below)              to vote for all nominees
                                                    listed below

The Board of Directors recommends a vote for Proposal 1.

2. In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

     INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line though the nominee's name listed below.

     Terence E. Hall   Ernest J. Yancey  James E. Ravannack  Justin L. Sullivan
     Richard J. Lazes  Kenneth C. Boothe  Bradford Small



                   NOTE:  Please sign exactly as name appears hereon.
                          When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                          The signer hereby revokes all authorizations heretofore given by the signer to vote at the meeting or any adjournments thereof.

                          Dated: ____________________________, 1996


                          __________________________________________
                          Signature of Stockholder